UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2005

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11860	04-3144936
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1370 Dell Ave., Campbell, CA 95008

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (408) 866-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

For a discussion of an amendment that Focus Enhancements, Inc. (the “Company”) entered into in connection with its Loan and Security Agreement see item 2.03 below, which discussion is incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On December 1, 2005, the Company entered into a Third Amendment to Loan and Security Agreement (“Third Amendment”) with Venture Banking Group, a division of Greater Bay Bank N.A. (“Bank”). In connection with this Third Amendment, the Company’s $4.0 million accounts receivable based line of credit was extended to December 24, 2006, subject to certain conditions. The Loan Agreement provides that upon the occurrence of an event of default, among other things, all outstanding amounts under the Loan Agreement become immediately due and payable. Events of default include, among other things, failure to comply with certain affirmative and negative covenants relating to the Company, its securities and its financial condition. The Third Amendment, among other things, modifies certain of those covenants relating to financial performance and the raising of capital. In addition, the Company is required to issue an immediately exercisable five-year warrant to the Bank to purchase 40,000 shares of the Company’s common stock at $1.00 per share. A copy of the Third Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)                             Exhibits

10.1                           Third Amendment to Loan and Security Agreement between Venture Banking Group, a division of Greater Bay Bank N.A., and Focus Enhancements Inc., dated December 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date: December 6, 2005	By:	/s/ Gary Williams
	Name:	Gary Williams
	Title:	EVP of Finance and CFO